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                                                                  EXHIBIT 23.6


                              Goldman, Sachs & Co.
                                85 Broad Street
                            New York, New York 10004
                               Tel: 212-902-1000


January 4, 1996


Board of Directors
United Counties Bancorporation
Four Commerce Drive
Cranford, New Jersey 07016


Dear Sirs:

We hereby consent to the inclusion in the Post Effective Amendment No. 1 to the Registration Statement on Form S-4 (File No. 33-62305) of our opinion letter appearing as Annex A to the Proxy Statement/Prospectus Supplement which is a part of the Post Effective Amendment No. 1 to the Registration Statement and to the references thereto and to out firm under the caption "UPDATED OPINION OF UCB'S FINANCIAL ADVISOR". In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


Sincerely,


/s/ Goldman, Sachs & Co.
------------------------
Goldman, Sachs & Co.